EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110368) of our report dated July 7, 2005, appearing in the Annual Report on Form 10-K of Tully’s Coffee Corporation for the year ended April 3, 2005.

/s/ Moss Adams LLP

Seattle, Washington

July 12, 2005